Form N-SAR

Sub Item 77E
Legal Proceedings
333-33978, 811-09885

Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Adviser Series Semiannual Report to
Shareholders, filed on Form N-CSR on March 29, 2006, accession number 0001104659-06-019966 (File No. 333-33978).